        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                                AMAZON.COM, INC.
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                               91-1646860
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                      1200 - 12TH AVENUE SOUTH, SUITE 1200
                            SEATTLE, WASHINGTON 98144
          (Address of principal executive offices, including zip code)

                    CONVERGENCE CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)

                               L. MICHELLE WILSON
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                AMAZON.COM, INC.
                      1200 - 12TH AVENUE SOUTH, SUITE 1200
                            SEATTLE, WASHINGTON 98144
                                 (206) 266-1000
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------
                                    COPY TO:

                                SCOTT L. GELBAND
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ----------------- ---------------- --------------- ------------
                                                                  PROPOSED       PROPOSED
                                                                  MAXIMUM         MAXIMUM       AMOUNT OF
          TITLE OF SECURITIES                 AMOUNT TO BE     OFFERING PRICE    AGGREGATE     REGISTRATION
            TO BE REGISTERED                REGISTERED(1)(2)    PER SHARE(3)   OFFERING PRICE     FEE
------------------------------------------- ----------------- ---------------- --------------- ------------
Common Stock, $0.01 par value per share          82,414            $3.108       $256,162.058     $71.22
------------------------------------------- ----------------- ---------------- --------------- ------------

(1) Pursuant to an Agreement and Plan of Merger dated as of August 23, 1999 (the "Merger Agreement"), by and among the Registrant, Caspian Acquisition, Inc., Convergence Corporation ("Convergence") and certain shareholders of Convergence, the Registrant assumed outstanding options to purchase capital stock of Convergence granted under the Convergence Corporation Stock Option Plan (the "Convergence Assumed Options"). Appropriate adjustments have been made to the number of shares and the per share exercise price of each Convergence Assumed Option to reflect the ratio at which Convergence capital stock was converted into Common Stock of the Registrant under the Merger Agreement.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Convergence Corporation Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment to the Registrant's outstanding Common Stock.

(3) Shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee have been computed based on the weighted average exercise price for shares subject to the Convergence Assumed Options.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

                (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

                (c) The Registrant's Current Reports on Form 8-K filed on August 27, 1998, October 26, 1998, January 5, 1999, January 27, 1999, January 28, 1999,
January 29, 1999, February 4, 1999, March 29, 1999, March 30, 1999, April 27,
1999, April 29, 1999, May 12, 1999, May 19, 1999, June 10, 1999, June 11, 1999
and July 22, 1999;

                (d) The description of the Common Stock in the Registrant's Registration Statement on Form 8-A filed on May 2, 1997, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports for the purpose of updating such description; and

                (e) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Section 10 of the Registrant's Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

        The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

        Article 10 of the Registrant's Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        The Registrant has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant's officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

Exhibit
 Number                         Description
-------                         -----------
  5.1      Opinion of Perkins Coie LLP

 23.1      Consent of Perkins Coie LLP (included in opinion filed as
           Exhibit 5.1)

 23.2      Consent of Ernst & Young LLP, Independent Auditors

 23.3      Consent of Ernst & Young LLP, Independent Auditors

 23.4      Consent of Deloitte & Touche LLP, Independent Auditors

 23.5      Consent of PricewaterhouseCoopers LLP, Independent Accountants

 23.6      Consent of PricewaterhouseCoopers LLP, Independent Accountants

 24.1      Power of Attorney (see signature page)

 99.1      Convergence Corporation Stock Option Plan

ITEM 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 8th day of October, 1999.

                                            AMAZON.COM, INC.

                                            By: /s/ JEFFREY P. BEZOS
                                               ---------------------------------
                                               Jeffrey P. Bezos
                                               Chief Executive Officer and
                                                 Chairman of the Board

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes Jeffrey P. Bezos, Joy D. Covey, Joseph Galli, Jr., Kelyn J. Brannon and L. Michelle Wilson, or any one of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of October, 1999.

           SIGNATURE                                     TITLE
           ---------                                     -----
      /s/ JEFFREY P. BEZOS        Chief Executive Officer and Chairman of the Board
--------------------------------  (Principal Executive Officer)
        Jeffrey P. Bezos

      /s/ WARREN C. JENSON        Senior Vice President and Chief Financial Officer
--------------------------------  (Principal Financial Officer)
        Warren C. Jenson

      /s/ KELYN J. BRANNON        Vice President, Finance and Chief Accounting
--------------------------------  Officer (Principal Accounting Officer)
        Kelyn J. Brannon

       /s/ TOM A. ALBERG          Director
--------------------------------
         Tom A. Alberg

       /s/ SCOTT D. COOK          Director
--------------------------------
         Scott D. Cook

       /s/ L. JOHN DOERR          Director
--------------------------------
         L. John Doerr

     /s/ JOSEPH GALLI, JR.        Director, President and Chief Operating Officer
--------------------------------
       Joseph Galli, Jr.

   /s/ PATRICIA Q. STONESIFER     Director
--------------------------------
     Patricia Q. Stonesifer

                                INDEX TO EXHIBITS

Exhibit
 Number                         Description
-------                         -----------
 5.1       Opinion of Perkins Coie LLP

23.1       Consent of Perkins Coie LLP (included in opinion filed as
           Exhibit 5.1)

23.2       Consent of Ernst & Young LLP, Independent Auditors

23.3       Consent of Ernst & Young LLP, Independent Auditors

23.4       Consent of Deloitte & Touche LLP, Independent Auditors

23.5       Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.6       Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1       Power of Attorney (see signature page)

99.1       Convergence Corporation Stock Option Plan